UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2008

PANACOS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24241	11-3238476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 926-1551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On October 26, 2008, Panacos Pharmaceuticals, Inc. announced that data from its Phase 2b study of bevirimat, Panacos’ lead HIV-1 Gag maturation inhibitor, was shown in an oral presentation at the Interscience Conference on Antimicrobial Agents and Chemotherapy in Washington, DC. The key findings from Study 203 demonstrated that bevirimat appeared safe and effective in both treatment-experienced and treatment-naïve HIV-positive patients, established the bevirimat dose response curve, and prospectively confirmed factors that predict patient response to bevirimat treatment. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

On October 27, 2008, Panacos announced that the bevirimat Study 204 achieved its primary objective by demonstrating bevirimat plasma levels in HIV-positive patients to be in a target range for virologic reduction. A copy of the press release is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release of Panacos Pharmaceuticals, Inc. dated October 26, 2008.

99.2	Press release of Panacos Pharmaceuticals, Inc. dated October 27, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANACOS PHARMACEUTICALS, INC.

Dated: October 28, 2008	By:	/s/ Alan W. Dunton
Alan W. Dunton, M.D. President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Panacos Pharmaceuticals, Inc. dated October 26, 2008.

99.2	Press release of Panacos Pharmaceuticals, Inc. dated October 27, 2008.